UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

Hepion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

399 Thornall Street, First Floor

Edison, NJ 08837

(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 902-4000

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	HEPA	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events

On November 10, 2021, Hepion Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that results from its Phase 2a ‘AMBITION’ NASH trial will be available as an e-poster at the Liver Meeting® 2021, hosted by the American Association for the Study of Liver Diseases (AASLD), to be held virtually November 12-15, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

In addition, the Company issued a press release announcing that results from a study conducted by Dr. Philippe Gallay’s research group at The Scripps Research Institute examining the anti-tumor mechanism of the Company’s lead drug candidate, CRV431, will be available as an e-poster at the Liver Meeting® 2021, hosted by the American Association for the Study of Liver Diseases (AASLD), to be held virtually November 12-15, 2021. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Hepion Pharmaceuticals, Inc. Press Release dated November 10, 2021
99.2	Hepion Pharmaceuticals, Inc. Press Release dated November 10, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2021

HEPION PHARMACEUTICALS, INC.

By:	/s/ Robert Foster
Robert Foster
Chief Executive Officer